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                                                                    Exhibit 23.6



                             WNS (HOLDINGS) LIMITED


Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, I, Eric B. Herr, consent to be named in the Registration Statement on Form F-1 of WNS (Holdings) Limited and in all amendments and supplements thereto, as a proposed member of the board of directors of WNS (Holdings) Limited.

Dated: June 20, 2006



                                            /s/ Eric B. Herr
                                            ------------------------------------
                                            Eric B. Herr